Exhibit 99.1

Press Release	II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
Telephone (724) 352-4455

Release Date: January 7, 2010	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Offers to Acquire Zygo Corp. for $10.00 Per Share

Offer Represents a 36% Premium to Zygo’s Closing Share Price on January 6, 2010

PITTSBURGH, PA, January 7, 2010 – II-VI Incorporated (NASDAQ:IIVI) (“II-VI”) announced today that it has made an offer to the Board of Directors of Zygo Corporation (NASDAQ: ZIGO) to acquire all the outstanding shares of Zygo common stock for $10.00 per share, payable in cash or stock. II-VI would provide each Zygo shareholder with the ability to choose whether to receive the consideration in cash or II-VI common stock, subject to a maximum stock component of 50% of the total consideration. If all Zygo shareholders elect to receive consideration in cash, then II-VI is prepared to support this election.

This offer represents a significant premium to Zygo’s recent and historical price levels including a 36% premium to yesterday’s closing price of $7.38 and a 46% premium to Zygo’s 30-day trading average. This price reflects the value of combining the companies’ products, expertise and growth potential. II-VI believes that a combined company offers compelling benefits to the shareholders, customers and employees of both companies. Mr. Francis J. Kramer, II-VI’s President and Chief Executive Officer said, “The customers, shareholders and employees of both companies share significant common interests. We strongly believe this combination will benefit all of the stakeholders of both companies and we are prepared to proceed expeditiously to complete this transaction.” Mr. Kramer continued, “II-VI greatly values the skills and dedication of the Zygo work force and the support of the communities where they reside, and intends to make full use of, and invest in, the existing manufacturing capacity to support our successful endeavors.”

II-VI’s proposal is subject to the negotiation of a mutually acceptable merger agreement, the completion of certain limited and confirmatory due diligence, and the satisfaction of other customary conditions; however, II-VI is prepared to move forward immediately and believes this proposed combination could receive all necessary regulatory approvals and be completed during the first quarter of calendar 2010. Furthermore, a timely transaction could save Zygo and its shareholders the execution risk and cost of continuing its restructuring efforts including the costs of employing a new CEO.

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II-VI Incorporated

January 7, 2010

Mr. Kramer and II-VI hope that Zygo’s Board of Directors will recognize both the immediate and future value of the proposed business combination. “We are encouraged by Zygo’s statement earlier today that they intend to engage a financial advisor and formally evaluate our offer,” said Mr. Kramer, “since we are interested in moving forward expeditiously. This business combination has the opportunity to create significant value for Zygo’s shareholders, approximately 35% of which are also existing II-VI shareholders, so II-VI reserves the right to pursue all necessary steps to ensure that those shareholders are provided the timely opportunity to realize the value being proposed.”

Roth Capital is acting as financial advisor to II-VI and Buchanan Ingersoll & Rooney is acting as legal counsel.

Mr. Kramer sent a letter to Zygo’s Board of Directors on January 5, 2010 outlining the offer and II-VI’s strong desire to move forward expeditiously. Given the importance of the information in the letter to both Zygo and II-VI shareholders, and in an effort to disclose the rationale supporting II-VI’s interest in the transaction, the text of the letter sent to Zygo’s Board of Directors has been included below:

January 5, 2010

The Board of Directors of Zygo Corporation

Laurel Brook Road

Middlefield, CT 06455

Attention: Mr. Bruce W. Worster, Chairman

Dear Members of the Board:

I am writing on behalf of the Board of Directors of II-VI Incorporated (“II-VI”) to propose that II-VI acquire all of the outstanding shares of Zygo Corporation (“Zygo” or the “Company”) common stock for $10.00 per share, payable in cash or stock. II-VI would provide each Zygo shareholder with the ability to choose whether to receive the consideration in cash or II-VI common stock, subject to an aggregate amount of II-VI common stock not to exceed 50% of the total consideration. If all Zygo shareholders elect to receive consideration in cash, we are prepared to support this election.

Our proposal represents a premium for Zygo’s shareholders of approximately 39% above yesterday’s closing price of $7.22 and 47% over Zygo’s 30-day trading average. The proposed price also represents an even greater premium of 56% to the market value of the Company’s non-cash assets, or Enterprise Value (where Enterprise Value = Market Equity Value + Debt – Cash). Furthermore, the proposal provides for possible upside from the transaction price if a Zygo shareholder elects to receive II-VI stock as consideration.

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II-VI Incorporated

January 7, 2010

As you know from our previous discussions and indications of interest, we believe a business combination of Zygo and II-VI would benefit the shareholders of both companies as well as our respective customers and employees. Specifically, we feel this would be a winning proposition for the following reasons:

•	Zygo shareholders will be able to realize an immediate and significant premium over the current value of their investment.

•	Zygo shareholders could potentially qualify for substantial tax benefits under a possible tax-free exchange if they elect to receive II-VI stock as consideration.

•

Approximately 35%[sic]* of Zygo’s common shares are currently held by II-VI shareholders, representing significant overlap and indicating a common understanding of the fundamental value proposition of our companies.

•	II-VI has a long history of solid financial performance and profitability, combined with a proven track record for identification, execution and integration of acquisitions.

•

II-VI has a strong balance sheet with significant cash and minimal debt. Additionally, we have secured a letter from PNC Bank dated January 4, 2010 expressing their high confidence in providing a $200 million credit facility in connection with this transaction, if necessary. We are prepared to share this letter with you at your request.

•	We believe a business combination would enhance global manufacturing, marketing and distribution leading to accelerated growth for both companies.

•	Zygo customers will benefit from access to the low cost design and manufacturing of optical components and global sales centers of II-VI.

•

Our companies share a core competency of high precision optical components and assemblies which, once combined, would position us as a leading supplier with significant competitive advantages in several markets.

We have great respect for what Zygo has accomplished and are eager to build upon its strengths. In addition, we believe, as we have demonstrated with other acquisitions, that we have the ability to assist Zygo in realizing future business opportunities in markets where the competitive landscape is rapidly changing. We feel that we will be able to integrate our teams rapidly and foster a high degree of collaboration and interaction from the very start.

As discussed previously, this matter has the highest priority for us at II-VI. We have retained financial and legal advisors who have already completed extensive analysis and due diligence based on publicly available information. These firms are prepared to meet with your advisors when and as you direct. Our proposal is subject to negotiation of a definitive agreement and upon having the opportunity to conduct certain limited and confirmatory due diligence. In addition, because we are offering II-VI stock as part of the consideration, we would provide you and your advisors the opportunity to conduct appropriate due diligence of II-VI. We are prepared to begin these efforts immediately.

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II-VI Incorporated

January 7, 2010

As we have noted in this letter, our interest is very high, and we believe that your shareholders would meet the prospect of this potential business combination with great enthusiasm. Furthermore, given the importance of this matter and the value represented by our proposal, we expect the Zygo Board to engage in a full review of our proposal. My management team and I would be happy to make ourselves available to meet with you and the Board at your earliest convenience.

Our strong preference would be to proceed in a cooperative manner, and we hope that you afford us the opportunity to work toward that goal. However, depending on the nature and timing of your response, II-VI reserves the right to pursue all necessary steps to ensure that Zygo’s shareholders are provided with the opportunity to realize the value inherent in our proposal. In light of the significance of this proposal to your shareholders and ours, it is our intention to publically release the text of this letter if we do not receive a favorable response from you by January 7, 2010.

Again, this matter has the highest priority at II-VI, and we are prepared to move expeditiously. We look forward to a prompt and favorable response.

Very truly yours,

/s/ Francis J. Kramer
Francis J. Kramer

President and Chief Executive Officer
II-VI Incorporated

*	The original letter incorrectly stated 25% and it has been corrected in the above text.

About II-VI Incorporated

II-VI Incorporated, a worldwide leader in engineered materials and components, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectric applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers. In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam transmission systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for

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II-VI Incorporated

January 7, 2010

solid-state YAG and YLF lasers. Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and optoelectronic modules for use in optical communication networks and other diverse consumer and commercial applications. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

This announcement does not constitute, or form part of, any offer for, or any solicitation of any offer for, securities, nor is it a solicitation of any vote or approval in any jurisdiction, nor will there be any purchase or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law or regulation. No tender offer for the shares of Zygo Corporation has commenced at this time. In connection with the proposed transaction, II-VI Incorporated may file tender offer documents, a proxy statement, prospectus and other documents with the U.S. Securities and Exchange Commission (“SEC”). Any definitive tender offer documents/proxy statement/prospectus will be mailed to shareholders of Zygo Corporation. INVESTORS AND SECURITY HOLDERS OF ZYGO CORPORATION ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by II-VI Incorporated through the Web site maintained by the SEC at http://www.sec.gov. Free copies of the tender offer documents/proxy statement/prospectus (if and when available) and other documents filed with the SEC can also be obtained by directing a request to Investor Relations, II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056-9499.

II-VI Incorporated and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding II-VI Incorporated’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on August 28, 2009, and its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on September 25, 2009. Other information regarding the participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in a proxy statement and other relevant materials to be filed with the SEC if and when they become available.

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s

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II-VI Incorporated

January 7, 2010

performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to the failure to close the proposed Zygo Corporation acquisition and general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions. Any forward-looking statements are made as of the date of issuance and the Company undertakes no obligation to publicly revise or update any forward-looking statements.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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